UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Under the current Corporate Governance Standards of KLA-Tencor Corporation (the “Company”), members of the Board of Directors (the “Board”) are expected to retire from the Board at the August Board meeting (or, if there is no Board meeting held in August of a particular year, the first Board meeting held after August) following their 72nd birthday. In accordance with this policy, at the Company’s August 7, 2014 Board meeting, Stephen P. Kaufman tendered to the Board his resignation from the Board, as well as its Compensation Committee and its Nominating and Governance Committee, effective immediately following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (the “Fiscal Year 2014 Form 10-K”). The Company intends to file its Fiscal Year 2014 Form 10-K on August 8, 2014.

In accordance with a policy adopted in February 2008 by the Board’s Compensation Committee, because Mr. Kaufman is retiring from the Board as a director in good standing and with at least six years of Board service, Mr. Kaufman is automatically entitled upon his resignation from the Board to the acceleration of the vesting of his unvested restricted stock units (specifically, his award covering 1,856 shares of the Company’s common stock, granted in November 2013) to provide him with prorated vesting, calculated on a quarterly basis from the applicable date of grant, for his partial year of service through the effective date of his resignation.

In its acceptance of Mr. Kaufman's resignation, the Board expressed its gratitude and appreciation to Mr. Kaufman for his 12 years of service to the Company.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2014, the Company’s Board of Directors approved an amendment and restatement of the Company’s By-Laws, effective immediately.

The one substantive change to the By-Laws that was implemented by the amendment and restatement was a change to the voting standard for the election of directors in uncontested elections, which was changed from a plurality standard to a majority standard. This change is reflected in Section 1(b) of Article II of the By-Laws. Specifically, the new standard requires that each director of the Company shall be elected by the vote of the majority of the votes cast with respect to the director in an uncontested election. Under the amendments, a majority of votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. If an incumbent nominee does not receive a majority of the votes cast in an uncontested election, that director shall offer to tender his or her resignation to the Board. The Nominating and Governance Committee of the Board will then consider whether to accept the director's resignation and make a recommendation to the Board. The Board will then consider the resignation, and within 90 days from the date of the certification of the election results, the Board shall act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it. In making their respective decisions, the Nominating and Governance Committee and the Board shall consider all factors they deem relevant. The director who tenders his or her offer of resignation shall not participate in the vote in either the Nominating and Governance Committee’s recommendation or the Board of Directors’ decision.

The preceding description is qualified in its entirety by reference to the Amended and Restated By-Laws of the Company, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
3.1	Amended and Restated By-Laws of KLA-Tencor Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date:	August 7, 2014	By: /s/ BRIAN M. MARTIN
Name: Brian M. Martin
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of KLA-Tencor Corporation